Notice of

                        ANNUAL SHAREHOLDERS MEETING

                                    and

                              PROXY STATEMENT
















                      TIME:  TUESDAY, APRIL 11, 1995

                                5:00 P. M.

                 NATIONAL BANK OF COMMERCE OF MISSISSIPPI

                          COLUMBUS BANKING CENTER

                                 803 MAIN

                           COLUMBUS, MISSISSIPPI
















                          NBC CAPITAL CORPORATION
                          Starkville, Mississippi








                   NOTICE OF ANNUAL SHAREHOLDERS MEETING



To the Shareholders of
NBC Capital Corporation


     Notice is hereby given that pursuant to call of its directors and in compliance with the By-laws, the Annual Meeting of Shareholders of NBC Capital Corporation, the holding company of National Bank of Commerce of Mississippi and First State Bank of Tuscaloosa will be held at the National Bank of Commerce of Mississippi, Columbus Banking Center, 803 Main, Columbus, Mississippi on Tuesday, April 11, 1995 at 5:00 P. M. for the purpose of considering and voting on the following proposals:


     1. Election of Directors: Fixing the number of directors at twenty-five and the election of the twenty-four directors set forth in the Proxy Statement dated March 20, 1995, accompanying this notice of said meeting.

     2. To consider and act upon whatever other business might be brought before the meeting or any adjournment thereof.

     Only those shareholders of record at the close of business March 1, 1995 shall be entitled to notice of meeting.


               BY ORDER OF THE BOARD OF DIRECTORS


               L. F. Mallory, Jr.
               Chairman of the Board and Chief Executive Officer


Dated and Mailed at
Starkville, Mississippi
March 20, 1995

Enclosures:

     1. Proxy
     2. Business reply envelope
     3. Annual Report

     Whether or not you are able to personally attend the meeting, the Board of Directors respectfully requests that you sign and return the enclosed proxy at your earliest convenience.

     Your presence at the Annual Meeting is encouraged.





                              PROXY STATEMENT
                      ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD APRIL 11, 1995


    This proxy statement is furnished in connection with the solicitation by the Board of Directors of NBC Capital Corporation (hereinafter sometimes referred to as the "Corporation") of proxies for the Annual Meeting of Shareholders to be held at the National Bank of Commerce, Columbus Banking Center, 803 Main, Columbus, Mississippi, Tuesday, April 11, 1995 at
5:00 P. M., and any adjournment thereof, for the purpose stated below.

    Shareholders of record as of March 1, 1995 are entitled to vote at the meeting or any adjournment thereof. On March 1, 1995 there were outstanding and entitled to vote, 1,200,000 shares of common stock, each of which entitles the holder to one vote on all business of the meeting and to vote in the election of directors as presented below.

     Any person giving a proxy has the power to revoke it at any time before it is exercised. Notice shall be given in writing or in person for those attending the meeting and voting in person. Additionally, a proxy may be revoked by a subsequently dated proxy. The proxy will be voted in accordance with the specifications given by the stockholder. The Board of Directors will vote any proxy received but not directive of the stockholder's vote in favor of Proposal One.

     The cost of soliciting proxies will be borne by the Corporation. In addition to solicitations by mail, directors, officers and regular employees may solicit personally or by telephone or telegraph.

     The Corporation has no knowledge as of March 1, 1995 that any person beneficially owned, directly or indirectly, more than five percent of the outstanding common stock of the Corporation, except as noted herein:

     Name and Address             Amount and Nature         Percent
           of                  of Beneficial Ownership         of
     Beneficial Owner            as of March 1, 1995         Class
     ________________          _______________________      _______

     Estate of J. R. Scribner,
     Deceased
     P. O. Box 840
     Amory, Mississippi                 230,567*              19.2

     Employee Stock Ownership Plan       76,597                6.4


*Sarah Scribner Prude, J. R. Scribner, Jr. and James R. Prude are co-executors of the J. R. Scribner estate. All are being presented for election to the Corporation's Board of Directors. Above ownership includes Scribner Equipment Company account.



                           ELECTION OF DIRECTORS


    The nominees are to be elected for a term of one year or until their respective successors are duly elected and have qualified. It is intended that shares represented by proxies solicited by management will be voted in accordance with specifications of the stockholders as to election of directors on all nominees listed below. Designated proxy agents may vote proxies in any manner in which the individual shareholder may vote unless otherwise instructed by the shareholder. In the event any nominees are unavailable as candidates, the proxy agents will vote for other persons who in their best judgement are qualified as substitute candidates. The Certificate of Incorporation states that at all elections of directors of the Corporation, each shareholder shall be entitled to as many votes as shall equal the number of votes which he would be entitled to cast for the election of directors with respect to his shares multiplied by the number of directors to be elected, and he may cast all such votes for a single director, or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

     Other nominations for the office of director may be made only in accordance with the By-Laws, as amended, which provide:

     That it is required that non-management director nominations be made by written notice to the Secretary and received no later than ninety (90) days prior to the month and day that the proxy material regarding the last election of directors to the Board of Directors of the Corporation was mailed to the stockholders. Notice must include the full name of the director nominated, his age and date of birth, his educational background, and a list of business experience and positions held for at least the preceding five years. The notice must include home and office addresses and telephone numbers and include a signed representation by the nominee to timely provide all information requested by the Corporation as part of its disclosure in regard to the solicitation of proxies for election of directors. The name of each such candidate for director must be placed in nomination at the Annual Meeting by a stockholder present in person and the nominee must be present in person at the meeting for the election of directors. Additionally, all relevant outstanding SEC rules and regulations must be followed by any shareholder making a proposal covered by this section. A vote for a person who has not been duly nominated pursuant to these requirements is void.

     The following schedule sets forth, as to each person nominated for election to the Board of Directors of the Corporation, information as to his principal occupation, year in which he began his period of service as a director of the Corporation, his other position or office with the Corporation, if any, and the common stock of the Corporation of which he is the beneficial owner. Unless otherwise noted, each individual has sole voting and investment power in the ownership reflected.

                                                                     Stock of
                                                                     Corporation
                                                         Member of   Beneficially
                                                         the Board   Owned as of    Percent
Name and Residence     Age  Occupation & Experience      Since       March 1, 1995  of Class
__________________    ____  _______________________      _________  _____________  ________
Mark A. Abernathy      38   Executive Vice President        1994         1,000         .1
2007 Woodlake Drive         and Chief Operating
Starkville, MS.             Officer, NBC Capital
                            Corporation and National
                            Bank of Commerce of
                            Mississippi, Starkville,
                            MS.


Robert A. Cunningham   49   Planter                         1990        16,358        1.4
340 Deerbrook Road          Brooksville, MS.
Brooksville, MS.


J. Nutie Dowdle        51   President, Dowdle Butane        1990         9,084         .8
521 Huckleberry Hills       Gas Co., Inc. and
Columbus, MS.               Wholesale LP Gas Co.
                            Columbus, MS.


Clifton B. Fowler      46   Vice President, NBC             1991         1,130         .1
1306 South Montgomery       Capital Corporation and
Starkville, MS.             President, National Bank
                            of Commerce of Mississippi,
                            Starkville Banking Center
                            Starkville, MS.


Hunter M. Gholson      62   Attorney at Law,                1974        16,009 (1)    1.3
110 6th Street North        Gholson, Hicks, Nichols
Columbus, MS.               and Ward
                            Columbus, MS. and
                            Secretary of the Board,
                            NBC Capital Corporation
                            and National Bank of
                            Commerce of Mississippi.


Bobby L. Harper        53   Chairman of Executive           1977         5,270         .4
1524 Briarwood Circle       Committee, NBC Capital
Columbus, MS.               Corporation and National
                            Bank of Commerce of
                            Mississippi and President,
                            National Bank of Commerce
                            of Mississippi,
                            Columbus Banking Center
                            Columbus, MS.


Carl M. Holloway       48   Vice President, NBC             1983         4,028         .3
Route 5 Box 30              Capital Corporation and
Starkville, MS.             Executive Vice President,
                            National Bank of Commerce
                            of Mississippi
                            Starkville, MS.


Robert S. Jones        63   President, Fletcher-            1973         5,547         .5
803 19th Ave. North         Jones, Inc.
Columbus, MS.               Columbus, MS.


Kenneth A. Madison     62   Vice President, NBC             1991         2,481         .2
529 Poplar Avenue           Capital Corporation and
Philadelphia, MS.           President, National Bank
                            of Commerce of Mississippi,
                            Philadelphia Banking Center
                            Philadelphia, MS.


Lewis F. Mallory, Jr.  52   Chairman of the Board           1969        17,208 (2)    1.4
513 Greensboro St.          and President, NBC
Starkville, MS.             Capital Corporation
                            and National Bank of
                            Commerce of Mississippi
                            Starkville, MS.


Robert D. Miller       65   Certified Public                1975         6,050         .5
Treas Lake Road             Accountant, R. D
Aberdeen, MS.               Miller & Co., C.P.A.
                            Aberdeen, MS.


Edith D. Millsaps      70   Chairman of the Board           1977         3,188         .3
Mayhew Road                 and Secretary-Treasurer,
Starkville, MS.             Millsaps Chevrolet-Pontiac-
                            Buick-GMC Truck, Inc.
                            Starkville, MS.


Ralph E. Pogue         65   Attorney at Law,                1979         3,896 (3)     .3
Lakewood Street             Holcomb, Dunbar, Connell,
Aberdeen, MS.               Chaffin and Willard
                            Aberdeen, MS.


Thomas J. Prince, Jr.  53   Vice President, NBC             1990         2,459         .2
301 Bellview                Capital Corporation and
Aberdeen, MS.               President, National Bank
                            of Commerce of Mississippi,
                            Aberdeen Banking Center
                            Aberdeen, MS.


James R. Prude         41   Independent Bank                1994       272,133 (4)   22.7
4407 Southcrest Road        Consultant and Vice                            (5)
Dallas, TX.                 President, Scribner
                            Equipment Co., Inc.
                            Amory, MS.


Sarah Scribner Prude   68   Secretary-Treasurer,            1987       235,610 (4)   19.6
Highway 25 South            Scribner Equipment Co.,
Amory, MS.                  Inc., Amory, MS.


A. C. Puckett          90   President, Memorial             1934         9,951 (6)     .8
Holly Hills                 Insurance Company
Columbus, MS.               Columbus, MS.


Allen B. Puckett, III  44   President, Columbus             1987        34,312        2.9
Jolly Road                  Brick Company
Columbus, MS.               Columbus, MS.


Dr. James C. Ratcliff  63   Brooksville Medical             1978         1,789 (7)     .2
East Depot Street           Association
Brooksville, MS.            Brooksville, MS.


J. R. Scribner, Jr.    67   President,                      1971       235,610 (4)   19.6
Highway 25 South            Scribner Equipment Co., Inc.
Amory, MS.                  Amory, MS.


Sammy J. Smith         55   Owner, Smith & Byars            1977         1,119         .1
20 Tally Ho Drive           Men's Clothing
Starkville, MS.             Starkville, MS.


William H. Ward        73   Attorney at Law,                1960         4,948 (8)     .4
302 Scales Street           Gholson, Hicks, Nichols
Starkville, MS.             and Ward
                            Starkville, MS.


Henry S. Weiss         64   President, Industrial           1988         6,969 (9)     .6
Waring Road                 Fabricators, Inc., and
Columbus, MS.               Columbus Scrap Material
                            Co., Inc.
                            Columbus, MS.


E. Lloyd Wood          66   President, Lloyd Wood           1994         1,000         .1
23 Ridgeland                Construction, Inc.
Tuscaloosa, AL.             Tuscaloosa, AL.


All Officers and
Directors   31*                                                        445,164       37.1

<F1>
*Includes only executive officers as designated by the Corporation's Board of Directors.

 (1)  Includes 6,734 shares which beneficial owner has shared voting and investment power.
 (2)  Includes 535 shares which beneficial owner has shared voting and investment power.
 (3)  Includes 166 shares which beneficial owner has shared voting and investment power.
 (4)  Includes shares held in J. R. Scribner Estate for which Director may exercise voting control.
 (5)  Includes 20,783 shares for which beneficial owner serves as trustee.
 (6)  Includes 1,192 shares which beneficial owner has shared voting and investment power.
 (7)  Includes 674 shares which beneficial owner has shared voting and investment power.
 (8)  Includes 2,474 shares which beneficial owner has shared voting and investment power.
 (9)  Includes 110 shares which beneficial owner has shared voting and investment power.


     The Corporation does not have a Nominating Committee. The Corporation does have a standing Audit Committee.

Audit Committee (1994)

Robert A. Cunningham, Chairman      Robert S. Jones      R. D. Miller
Edith D. Millsaps                   Ralph E. Pogue       Sammy J. Smith
J. B. VanLandingham                 Henry S. Weiss       E. Lloyd Wood


     Function: The Audit Committee which reports directly to the Board of Directors and is composed of non-officer directors, evaluates the work product of the Audit Department and offers general supervision without imposing any limitation on the scope of the audit function. The committee considers and recommends changes which might improve the internal audit control. The committee had four meetings during 1994.


          EXECUTIVE COMPENSATION AND OTHER INFORMATION

CASH COMPENSATION

     The following table presents information concerning compensation paid or accrued for services to the Corporation for the years 1992, 1993, and 1994 for those executive officers whose total annual salary and bonus exceeded $100,000 for the most recent year. Perquisites and other personal benefits are less than 10 percent of annual compensation and bonuses and, therefore, excluded.


                    SUMMARY COMPENSATION TABLE

                       ANNUAL COMPENSATION
                    __________________________

NAME AND                                          ALL OTHER
PRINCIPAL POSITION     YEAR    SALARY     BONUS  COMPENSATION (1)
__________________     ____   ________   _______ ____________

Lewis F. Mallory, Jr.  1994   $225,000   $69,750    6,060*
Chairman of the Board  1993    214,990    66,647    8,563
& Chief Executive      1992    204,750    57,330    8,753
Officer

Carl M. Holloway       1994    102,800    23,464    4,733*
Executive Vice         1993    101,800    23,414    4,499
President              1992     98,400    18,696    4,592

Joel C. Clements       1994     97,250    22,368    3,569*
Executive Vice         1993     93,500    21,505    2,961
President              1992     90,100    17,119    3,398

Bobby L. Harper        1994     89,500    20,585    3,281*
Chairman, Executive    1993     88,000    20,240    3,166
Committee              1992     85,600    16,264    3,226

Martha W. Taylor       1994     86,000    19,780    3,935*
Executive Vice         1993     82,300    18,929    3,804
President and          1992     78,800    14,972    3,856
Chief Financial
Officer

* The Employee Stock Ownership Plan portion of the 1994 "All Other Compensation" is a good faith estimate since allocation data has not been received from the actuarial firm responsible for administrative recordkeeping.

For information regarding Phantom Stock Benefit Plan for Lewis F. Mallory, Jr. see subsequent table. Also see subsequent disclosure regarding Executive Employment Agreement.


(1) All other compensation includes the Corporations's contribution to a 401-K Thrift Plan and Employee Stock Ownership Plan which are defined contribution plans. All employees become participants in these plans following one year of service and attainment of age 21. The individual's cost in the Employee Stock Ownership Plan is determined by the ratio of his annual compensation to the total compensation of all participants times the annual contribution which was $165,000, $165,000 and $187,100 for calendar years 1992, 1993 and 1994, respectively. Contributions for the 401-K plan are a matching 25 percent contribution for all individuals voluntarily contributing to the plan. Individual voluntary contributions are limited to 5 percent of annual compensation for matching purposes. Contributions to the 401-K plan for all employees totaled $37,288, $45,079 and $54,180 for the years 1992, 1993 and 1994, respectively.


LONG TERM INCENTIVE AWARDS

    The Corporation provides a phantom employee stock benefit plan whereby shares of the Corporation's stock have been assigned for the benefit of a key employee at retirement. Under the terms of the plan, retirement payments will be equal to the fair market value of the stock plus any cash or stock dividends paid since the adoption of the agreement. Compensation expense was recorded at the establishment date based on the market value of the stock. The difference between any increase or decrease in the value of the stock is recorded annually as an adjustment to employee benefit expense.


                                                   PERFORMANCE OR OTHER
                          BENEFIT OBLIGATION       PERIOD UNTIL MATURATION
      NAME                AS OF 12-31-94           OR PAYOUT
___________________________________________________________________________

Lewis F. Mallory, Jr.         $83,477              Payable in cash at the
                                                   earlier of disability,
                                                   death, or normal
                                                   retirement, defined as
                                                   65.  Benefit accrued
                                                   includes the cash
                                                   equivalent of stock
                                                   market value with
                                                   accumulated dividends,
                                                   whether cash or stock.


DEFINED BENEFIT PLAN

     NBC Capital Corporation maintains a retirement plan for employees who are 21 years or older who have completed one year of service. The following table specifies the estimated benefits payable upon retirement under the plan to persons in the following remuneration and years of service classifications.


      5 Year Average
      Annual Earnings       10         20          30        40        45
      _______________     _______   ________   ________   ________   _______

        $  50,000         $ 8,800   $ 17,600   $ 25,645   $ 26,895   $27,520
           75,000          13,800     27,600     40,208     42,083    43,020
          100,000          18,800     37,600     54,770     57,270    58,520
          125,000          23,800     47,600     69,333     72,458    74,020
          150,000 or more  28,800     57,600     83,895     87,645    89,520


     Benefits payable under the retirement plan are based on a formula that takes into account the individual's average compensation using the five highest earnings years and the number of years of credited service. The above figures reflect the benefit and compensation limits under federal law in effect for 1994. For that year, the compensation limit was $150,000 and benefit limit was $111,078 (for distribution under "life & 10 years certain" option). The grandfathering of accrued benefits as of 12/31/94 under the old compensation limits ($235,840 for 1993) for Lewis F. Mallory, Jr. is not shown since he is not eligible to retire in the next 10 years.

     The above amounts assume that the service period was completed in 1994 with the benefit in effect for years prior to 3/1/65 being used for service to that date and the current formula being used for service after 3/1/65. Benefits are not subject to any deduction for Social Security benefits or other offset amounts and are payable at age 65.

     Credited years of service for those officers whose compensation is disclosed in the summary compensation table follows:

                                 CREDITED SERVICE           YEAR
                                      AS OF              INDIVIDUAL
           NAME                   JANUARY 1, 1994      REACHES AGE 65
     __________________         __________________     _______________
     Lewis F. Mallory, Jr.            29.583                2008
     Carl M. Holloway                 20.583                2012
     Joel C. Clements                 11.000                2012
     Bobby L. Harper                  28.250                2006
     Martha W. Taylor                 32.583                2006

COMPENSATION OF DIRECTORS

     The annual basic retainer of non-employee directors is $6,600. In addition to the basic retainer non-employee directors were paid $425 per special committee meeting attended. Assuming attendance at all 1994 meetings, Salary Committee, Audit Committee, Corporate Responsibility Committee, and Trust Investment Committee were paid an additional $1,700. Executive Committee members consisting of Hunter M. Gholson, Robert S. Jones, Robert D. Miller, James R. Prude, Sarah Scribner Prude, A. C. Puckett, Allen
B. Puckett, III, J. B. VanLandingham, William H. Ward and Henry S. Weiss were additionally compensated in the amount of $6,300 for serving in that capacity. The Secretary of the Board received an additional $20,000.


     There were eleven meetings of the Board of Directors held during 1994. Of those directors serving during 1994 all attended more than 75 percent of the Board meetings and meetings of those committees of which they were members with the exception of Directors Dowdle, A. C. Puckett, Ratcliff and Scribner who were either out of town or ill at the time.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     Executive officer compensation, including that of Chief Executive Officer Mallory, is evaluated by a compensation committee consisting of outside directors. For 1994, members of this committee, which reports its recommendations to the full Board, included Robert S. Jones, Chairman, Hunter
M. Gholson, Robert D. Miller, Sarah S. Prude, Allen B. Puckett, III, J. R. Scribner, Jr., J. B. VanLandingham and William H. Ward.

     The Committee develops its recommendation after reviewing information compiled by The Wyatt Company, an actuarial and consulting company with offices in principal cities around the world. This company annually provides recommended salary adjustments on all of the Corporation's salaried positions. The Wyatt Company was retained in 1985 to design and implement a Salary Administration Program which would provide a basis for paying fair and competitive salaries throughout the Corporation, while including a pay for performance philosophy as an underlying principle.

It is the policy of NBC Capital Corporation to pay fair and equitable salaries based on the relative value of each position to the Corporation, giving due consideration to compensation paid for comparable work by peer banks of similar size and financial performance in its geographical area.
The Corporations's position is intended to foster the following goals:
(1)attract and retain highly qualified individuals by paying salaries which are competitive in the market place, (2)provide maximum motivation to employees by paying salaries within the latitude of established salary grade ranges, based on individual job performance and (3)promote a progressive work force through which the Corporation can attain its objectives.

     To support the Corporation in these goals, The Wyatt Company annually surveys the market to determine the value of each salaried position. This survey data, the individual's level of responsibility, the length of experience at this level, job performance (reviewed annually using a formal management performance appraisal process), and the Corporation's financial performance become components of a written salary increase recommendation provided by the Consultant. The Salary Committee evaluates Wyatt's recommendations, gives additional consideration to recommendations of the CEO for subordinate executive officers, and makes adjustments as necessary to maintain internal equity in keeping with budgetary considerations. The Committee's action is subject to approval by the full Board of Directors, excluding those Directors who also serve as officers. The Board of Directors did not modify or reject in any material way any action or recommendation of the Salary Committee for 1994.

     Based upon the Salary Committee's recommendation, the Board of Directors has established a discretionary bonus policy which distributes to all staff (excluding certain executive officers) a portion of earnings exceeding a specific annual income goal. For general staff, participation in such bonus pool, if any, is determined by the pro rata share to total participating salaries of all staff participating in the bonus pool. The Chief Executive Officer and Executive Division Heads, including those executives whose total compensation is disclosed in the Summary Compensation Schedule, participate in a separate discretionary bonus pool based upon attainment of the annual corporate income goal as well as a specific annual Return on Average Asset goal. Peer group comparisons are reviewed from the Consultant and Sheshunoff and Company, a bank analyst firm, to ensure that the goals, if attained, position the Corporation in the upper 25th performance percentile, nationally. CEO Mallory's accrued bonus for 1994 was 31% of base salary.
The bonuses for other executives was 23% of base salary with the exception of COO Abernathy which was 27% of base salary.

     The Securities and Exchange Commission requires that the Company include in its Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a performance indicator of the overall stock market and either a nationally recognized industry standard or an index of peer companies selected by the Company. The broad market index used in the graph is the NASDAQ Market Index. The peer group index initially selected included a group of Mississippi banks consisting of Grenada Sunburst Corporation, Hancock Holding Company, The Peoples Holding Company, First M & F Corporation and First National Financial Corporation. During 1994, Grenada Sunburst Corporation and First National Financial Corporation were acquired by other institutions. In order to provide a broader peer group comparison for future market index presentations, the Company has chosen to use Media General Financial Services Industry Group 045-East South Central Banks which represents a change in the peer group index. A list of the companies included in that index follows the graph presentations shown below. The first graph reflects the original Mississippi peer group comparison and the second graph reflects the MG Industry Group comparison which will be used in future shareholder return comparisons.

     Each graph presentation assumes that $100 was invested in shares of relevant issuers on January 1, 1990, and the dividends were immediately invested in additional shares. The value of the initial $100 investment is shown at one year intervals for a five year period ending 12/31/94. For purposes of constructing this data, the returns of each component issuer have been weighed according to that issuer's market capitalization.



                                    GRAPH

                      FIVE YEAR CUMULATIVE TOTAL RETURN
               OF NBC, NASDAQ MARKET AND MISSISSIPPI PEER GROUP


                1/1/90     1990    1991    1992    1993    1994

MS PEER GROUP   1OO.O      81.19  119.13  178.85  219.09  205.22

NBC             100.0     103.27  104.49  128.58  194.67  234.85

NASDAQ          100.0      81.12  104.14  105.16  126.14  132.44





                                    GRAPH


                      FIVE YEAR CUMULATIVE TOTAL RETURN
                   OF NBC, NASDAQ MARKET AND MG GROUP INDEX


               1/1/90      1990    1991    1992    1993    1994

MG GROUP       100.00      88.18  144.25  149.62  158.14  158.80

NBC            100.00     103.27  104.49  128.58  194.67  234.85

NASDAQ         100.00      81.12  104.14  105.16  126.14  132.44




            MG INDUSTRY GROUP 045-EAST SOUTH CENTRAL BANKS:
            _______________________________________________


Alabama National Bankcorp                 Kentucky Enterprise Bancorp
AmSouth Bancorp                           Leader Financial Corporation
Banco Central Hispano S.A.                LFS Bancorp, Inc
Bancorp South, Inc.                       Mid-America Bancorp
Bank of Nashville, Tenn.                  National Commerce Bancorporation
Cardinal Bancshares, Inc.                 Peoples Banctrust Company
CBT Corporation                           Peoples First Corporation
Colonial BancGroup Class A                Peoples Holding Company
Community Bancshares Tennessee            Pikeville National
Compass Bancshares, Inc.                  Regions Financial Corporation
Deposit Guaranty Corporation              S. Y. Bancorp, Inc.
Farmers Capital Bank Corporation          South Alabama Bancorp
First American Corporation, Tenn.         SouthTrust Corporation
First City Bancorp, Inc.                  TF Financial Corporation
First Fed Financial, Kentucky             Trans Financial Bancorp, Inc.
First Tennessee National Corporation      Trustmark Corporation
Grenada Sunburst System Corporation       Union Planters Corporation
Hancock Holding Company



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS


     All members of the Salary Committee are non-officer directors. Members Hunter M. Gholson and William H. Ward are partners in a law firm which was retained by the Corporation during 1994 and which is anticipated to be retained during 1995. During 1994, no executive officer of the Corporation or any of its subsidiaries served as a member of the compensation committee (or other board or committee performing similar functions) or the board of directors of another entity, one or more of whose executive officers served on the Executive Committee or the Board of Directors of the Corporation.



                              OTHER INFORMATION


     During the calendar year 1994, the law firms of Gholson, Hicks, Nichols and Ward and Holcomb, Dunbar, Connell, Chaffin and Willard, rendered legal services both to the Corporation and its subsidiary and billed for those services, for which they were compensated. Directors Gholson and Ward are associated with Gholson, Hicks, Nichols and Ward, a professional association. Director Pogue is associated with Holcomb, Dunbar, Connell, Chaffin and Willard, a professional association.

     Corporate directors and executive officers and their associates were customers of, and had transactions with, the Corporation's subsidiary's, National Bank of Commerce of Mississippi and/or First State Bank of Tuscaloosa, Tuscaloosa, Alabama, in the ordinary course of business during 1994, and thus far in 1995. Additional transactions may be expected in the future. All outstanding loans and commitments included in such transactions are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.


                       EXECUTIVE EMPLOYMENT AGREEMENTS


     The Company has entered into an Executive Employment Agreement with Chief Executive Officer Lewis F. Mallory, Jr. The Agreement which expires December 31, 1998 provides for continued employment for a period of five (5) years from the date of a material change of ownership and ensures that during said period of employment, the salary, bonuses, and benefits shall be at least as great as currently paid by the Bank. In the event of a change in control (defined as sale, transfer or exchange of 80% or more of the capital stock) the Company shall pay Officer Mallory a termination benefit equal to three (3) times the average annual compensation paid during the five calendar years preceding such change in control. In the absence of a material change in ownership or change in control, employment may be terminated by the Company at the discretion of the Board of Directors.


                           SELECTION OF AUDIT FIRM


     The CPA firm of T. E. Lott and Company served as auditors for the Corporation in 1994 and will serve as auditors for 1995. In addition to the audit function, the firm was engaged to perform other accounting functions for which they were compensated. All professional services rendered by the firm were approved by the Board of Directors. Representatives of T. E. Lott and Company are expected to be present at the shareholders' meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions, should questions arise.


                            SHAREHOLDER PROPOSALS


    Any shareholder who intends to make a proposal for inclusion in the Corporation's proxy statement and form of proxy to be presented at the 1996 Annual Shareholders Meeting must make such proposal on or before December 12, 1995, and must comply with all the requirements of rule 14a-8 under the Securities and Exchange Act of 1934. Any such proposals should be sent to the attention of Mr. L. F. Mallory, Jr., Chairman of the Board and Chief Executive Officer of the Corporation at its principal executive office located at NBC Plaza, Starkville, Mississippi, 39759.




                                  FORM 10-K

     THE CORPORATION WILL FURNISH A COPY OF THE ANNUAL REPORT ON FORM 10-K TO ANY STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE, FOR THE FISCAL YEAR ENDING DECEMBER 31, 1994. SUCH REQUEST SHOULD BE DIRECTED TO THE ATTENTION OF W. J. VANCE, P. O. BOX 1187, STARKVILLE, MISSISSIPPI, 39759.


                             OTHER BUSINESS


     The Board of Directors at the present knows of no other business to be brought before this meeting. If any other business is presented at the meeting or adjournment thereof, the accompanying proxy solicited by the Board of Directors will be voted in accordance with the recommendation of the Board of Directors.






                                        BY ORDER OF THE BOARD OF DIRECTORS


                                       /S/ HUNTER M. GHOLSON
                                       _____________________

                                       Hunter M. Gholson
                                       Secretary